Exhibit 99.1

Summit Financial Services Announces First Quarter Results and Record Revenues

May 15, 2007 - Summit Financial Services Group, Inc. (OTC Bulletin Board: SFNS) today reported financial results, including record revenues, for the First Quarter ended March 31, 2007.

First Quarter 2007 v. First Quarter 2006

•	Total revenues (including commission revenues) increased approximately 38.4% to $9,161,792 million from $6,618,380 million; and

•	Commission revenues increased approximately 40.3% to $8,823,087 million from $6,289,885 million.

•	Net income increased approximately 74.6% from $106,455 from $60,967.

Business Overview

The Company is a Florida-based financial services holding company that provides, through its operating subsidiary, Summit Brokerage Services, Inc. (“Summit Brokerage”), a broad range of securities brokerage and investment services to primarily individual investors. Summit Brokerage also sells insurance products, predominantly fixed and variable annuities and life insurance through its subsidiary, SBS Insurance Agency of Florida. Summit Brokerage also provides asset management services through its registered investment advisor, Summit Financial Group, Inc.

Summit Brokerage is registered with the Securities and Exchange Commission (SEC), and is a member of the NASD, the Municipal Securities Rule Making Board, and the National Futures Association. The Company currently offers its services through a network of approximately 210 registered representatives, and its business plan is focused primarily on increasing its network of affiliated registered representatives through recruitment as well as by acquisitions.

Marshall Leeds, the Company’s Chairman, Chief Executive Officer and President, stated: “Improvements in both revenues and earnings are largely attributable to the net addition, during both 2006 and 2007, of financial advisors whose average gross production exceeded the average gross production of the then existing Summit advisors. These improvements were partially offset by Summit’s continued investment in its recruiting efforts and the development of its infrastructure.”

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Financial Condition

March 31, 2007

ASSETS
Cash and cash equivalents	$3,694,812
Deposit held at clearing broker	27,252
Securities owned, at fair value	8,823
Commissions receivable	1,778,466
Prepaid expenses	258,876
Other receivables, net	298,238
Goodwill & customer list, less accumulated amortization of $773,019	815,555
Property and equipment at cost, less accumulated depreciation of $91,114	108,266

TOTAL ASSETS	$6,990,288

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued expenses	$776,585
Accrued commission expense	2,294,448

TOTAL LIABILITIES	3,071,033

STOCKHOLDERS’ EQUITY
Preferred stock, undesignated; par value $0.0001 per share; authorized 4,850,000 shares; none issued and outstanding	—
Preferred stock, Series A, 12% cumulative convertible; par value $0.0001 per share; authorized 150,000 shares; 125,000 issued and outstanding (liquidation preference of $125,000)	13
Common stock, par value $0.0001 per share; authorized 100,000,000 shares; 28,224,987 issued and 28,210,075 outstanding	2,822
Additional paid-in capital	9,614,076
Unearned stock-based compensation	(686,020)
Treasury stock (14,912 shares, at cost)	(10,884)
Accumulated deficit	(5,000,752)

TOTAL STOCKHOLDERS’ EQUITY	3,919,255

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,990,288

Condensed Consolidated Statements of Income

March 31, 2007

	For The Three Months Ended March 31,
	2007	2006
	(Unaudited)	(Unaudited)
REVENUES
Commissions	$8,823,087	$6,289,885
Interest and dividends	267,337	237,822
Other	71,368	90,673

	9,161,792	6,618,380

EXPENSES
Commissions and clearing costs	7,291,962	5,108,113
Employee compensation and benefits	1,065,519	795,106
Occupancy and equipment	184,169	116,926
Communications	87,989	96,626
Legal, accounting and litigation costs	(21,459)	69,998
Depreciation and amortization	56,362	51,716
Other operating expenses	390,795	318,928

	9,055,337	6,557,413

NET INCOME BEFORE INCOME TAXES	106,455	60,967

PROVISION FOR INCOME TAXES	—	—

NET INCOME	$106,455	$60,967

BASIC EARNINGS PER SHARE	$0.0038	$0.0022

DILUTED EARNINGS PER SHARE	$0.0035	$0.0021

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	28,210,075	28,210,075

DILUTED	$30,036,568	$29,115,627

“Forward-looking” Statements

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Any such statements are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934 (as amended), and they involve a number of risks and uncertainties that could cause actual results to differ materially from those that may be anticipated by or from the forward-looking statements. Important factors that could cause such a difference are set forth in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to, investor confidence and the performance of the securities markets, and the availability of suitable candidates for the Company’s acquisition or recruitment.

For additional investor relations information, contact Summit Financial Services Group, Inc., Boca Raton, Florida – Steven C. Jacobs, CFO, 561-338-2600.